Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders

Amplitude, Inc.:

We consent to the use of our report dated February 16, 2022, with respect to the consolidated financial statements of Amplitude, Inc., incorporated herein by reference.

/s/ KPMG LLP

San Francisco, California

February 16, 2022